UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 27, 2007

PARKE BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-51338	65-1241959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The Registrant approved an amendment and restatement of the Employment Agreement between Mr. Vito S, Pantilione, President and CEO of the Registrant and Parke Bank, a wholly owned subsidiary of the Registrant. The agreement, as amended and restated, includes a new three year term ending December 31, 2010, clarification that any severance payments related to a change in control transaction will be limited to amounts that are deductible in accordance with Section 280G of the Internal Revenue Code of 1986, as amended (“Code”) and certain provisions added in conformity with Section 409A of the Code. The Registrant guarantees the Bank’s payment obligations under the agreement. A copy of the Employment Agreement, as amended and restated is filed as Exhibit 10.1 hereto and incorporated by reference herein. In addition, the Registrant and Parke Bank approved Management Change in Control Severance Agreements between the Registrant, Parke Bank and four of its named executive officers (Elizabeth Milavsky, Senior Vice President, Robert Kuehl, Senior Vice President, Paul Palmieri, Senior Vice President, and David Middlebrook, Senior Vice President). The form of such Management Change in Control Severance Agreement applicable to these four named executive officers is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, as amended and restated between Mr. Vito S. Pantilione, President and CEO, and Parke Banke.

10.2

Form of Management Change in Control Severance Agreement entered into between the Registrant, Parke Bank and Elizabeth Milavsky, Senior Vice President, Robert Kuehl, Senior Vice President, Paul Palmieri, Senior Vice President and David Middlebrook, Senior Vice President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARKE BANCORP, INC.
Date: November 28, 2007	By:	/s/ Robert A. Kuehl
Robert A. Kuehl Senior Vice President/Chief Financial Officer (Duly Authorized Representative)